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EXHIBIT 23.1.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-88026 of Generex Biotechnology Corporation (the "Company") on Form S-8 of our report dated September 22, 2003 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of the Company, as amended, for the year ended July 31, 2003.



/s/ BDO DUNWOODY, LLP
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BDO DUNWOODY, LLP
Toronto, Ontario
February 12, 2004